LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”), dated as of November 4, 2011, is entered into by and between Ladenburg Thalmann Financial Services Inc., a Florida corporation (“Borrower ”), and the lending parties set forth on the signature pages attached hereto (individually a “Lender” and collectively, the “Lenders”).

RECITALS

WHEREAS, Borrower is a party to that certain Stock Purchase Agreement (the “Stock Purchase Agreement”), pursuant to which Borrower will purchase (the “Acquisition”) the outstanding capital stock of Securities America Financial Corporation (capitalized terms used but not defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement).

WHEREAS, the Lenders desire to provide Borrower with the funding necessary to consummate the Acquisition on the terms set forth herein.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly and mutually acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

THE LOAN

Section 1.1. Commitment and Loan. Subject to the terms and conditions of this Agreement, the Lenders agree to lend to Borrower the aggregate sum of One Hundred Sixty Million Eight Hundred Thousand Dollars and No Cents ($160,700,000) (collectively, the “Commitment”), in the amounts set forth on the signature page attached hereto. The Lenders shall advance the funds due under the Commitment to Borrower (collectively, the “Loan”) immediately prior to the Closing of the Acquisition. Borrower hereby agrees to notify the Lenders at least five (5) business days prior to the anticipated Closing and will notify the Lenders again on the date prior to the date that the Closing will take place.

Section 1.2. Warrant. Upon the advance of the Loan to Borrower, Borrower will issue to the Lenders warrants (the “Warrants”), which Warrants will be issued substantially in the form attached hereto as Exhibit A, to purchase an aggregate of 10,713,332 shares of the Borrower’s common stock, pro rata among the Lenders in proportion to the amount of the Commitment they are making.

Section 1.3. Note. Upon the advance of the Loan to Borrower, Borrower shall execute and deliver to each Lender a promissory note in substantially the form of Exhibit B (the “Notes”) in the amount of each Lender’s Commitment. The terms and conditions of the Notes are incorporated herein by reference as if fully set forth herein. In the event of conflict between the provisions of this Agreement and the provisions of the Notes, the provisions of the Notes shall govern.

Section 1.4. Use of Proceeds. The proceeds of the Loan shall be used by Borrower only for paying the Closing Date Purchase Price under the Stock Purchase Agreement plus the Company’s cash portion of the transition plan (as referenced in Section 4.09 thereof) on the terms and subject to the conditions of the Stock Purchase Agreement.

Section 1.5. Conditions. The obligation of the Lenders to fund the Loan shall be subject to the Closing of the Acquisition in accordance with the Stock Purchase Agreement, without any amendment , modification or waiver of any of the provisions thereof that would be materially adverse to the Lenders without the consent of Frost-Nevada Investments Trust (the “Majority Lender”) (it being understood that any waiver of a breach of a representation or warranty, where the failure of such representation or warranty to be true and correct would have a Material Adverse Effect, or any amendment of the definition of Material Adverse Effect, or any amendment that results in a reduction of the Closing Date Purchase Price, unless the commitments under this Agreement and the Loan are reduced by a like amount, will be deemed to be materially adverse to the Lenders), and the delivery by Borrower of the Notes, the Warrants and the Funding Fee (as defined below). Such obligation shall terminate automatically and immediately upon the termination of the Stock Purchase Agreement.

Section 1.6 Ranking. The Notes will rank senior in right of payment to all of Borrower’s indebtedness incurred after the Closing of the Acquisition and will rank at least pari passu with the claims of all its other existing unsecured and unsubordinated creditors. .

Section 1.7 Funding Fee. Upon the advance of the Loan to Borrower, Borrower shall pay to the Lenders a one-time initial funding fee (“Funding Fee”) of $803,500, payable pro rata among the Lenders in proportion to the amount of the Commitment they are making; provided, however, that the Funding Fee due to the Majority Lender shall be reduced by the $250,000 commitment fee previously paid to it by Borrower in connection with the execution of the Commitment Letter.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF BORROWER

Each of the representations and warranties of the Borrower (and any limitations thereon) set forth in the Stock Purchase Agreement are hereby incorporated by reference herein and made by Borrower in favor of the Lenders as if fully set forth in this Agreement. In addition, Borrower represents and warrants to the Lenders as follows:

Section 3.1 Capacity; Execution of Agreement. Borrower has all requisite power, authority, and capacity to enter into this Agreement and to perform the transactions and obligations to be performed by it hereunder. The execution and delivery of this Agreement, and the performance by Borrower of the transactions and obligations contemplated hereby have been duly authorized by all requisite corporate action of Borrower. This Agreement has been duly executed and delivered by Borrower and constitutes a valid and legally binding agreement of Borrower, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws, both state and federal, affecting the enforcement of creditors’ rights or remedies in general from time to time in effect and the exercise by courts of equity powers or their application of principles of public policy.

Section 3.2. Formation and Standing. Borrower is duly formed, validly existing and in good standing under the laws of the State of Florida and has the requisite power and authority to own and operate its properties and assets, and to carry on its business as currently conducted.

Section 3.3 Power and Authority. Borrower has all requisite legal and other power and authority to execute and deliver this Agreement and to carry out and perform its other obligations hereunder.

Section 3.4 SEC Reports. Each report, registration statement and definitive proxy statement (the “SEC Reports”) filed by Borrower with the Securities and Exchange Commission (the “SEC”) during the last two fiscal years and the interim period prior to the date of this Agreement, which are all the forms, reports and documents required to be filed by the Borrower with the SEC during such time period, are publicly available to the Lenders on the SEC’s website. All SEC Reports required to be filed by the Borrower during the last two fiscal years and the interim period prior to the date of this Agreement were filed in a timely manner. As of their respective dates the SEC Reports: (i) were prepared in accordance, and complied in all material respects, with the requirements of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent set forth in this Article III, the Borrower makes no representation or warranty whatsoever concerning any SEC Report as of any time other than the date or period with respect to which it was filed.

Section 3.5. Financial Statements. Each set of financial statements (including, in each case, any related notes thereto) contained in the SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, was prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q under the Exchange Act) and each fairly presents or will fairly present in all material respects the financial position of Borrower at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were subject to normal adjustments.

Section 3.6. Authorized Shares. Borrower has a sufficient number of authorized shares of common stock available to issue the Warrants to the Lenders as provided for herein.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF EACH LENDER

Each Lender severally and not jointly represents and warrants to Borrower as of the date of this Agreement as follows:

Section 4.1. Capacity; Execution of Agreement. It has all requisite power, authority, and capacity to enter into this Agreement and to perform the transactions and obligations to be performed by it hereunder. The execution and delivery of this Agreement, and the performance by it of the transactions and obligations contemplated hereby have been duly authorized by all requisite action on the part of the Lender. This Agreement has been duly executed and delivered by it and constitutes a valid and legally binding agreement of it, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws, both state and federal, affecting the enforcement of creditors’ rights or remedies in general from time to time in effect and the exercise by courts of equity powers or their application of principles of public policy.

Section 4.2. Formation and Standing. If an entity, it is duly formed, validly existing and in good standing under the laws of its formation and has the requisite power and authority to own and operate its properties and assets, and to carry on its business as currently conducted.

Section 4.3. Power and Authority. It has all requisite legal and other power and authority to execute and deliver this Agreement and to carry out and perform its other obligations hereunder.

Section 4.4. Accredited Investor. It is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.

Section 4.5. Suitability and Sophistication. It has (i) such knowledge and experience in financial and business matters that it is capable of independently evaluating the risks and merits of entering into this Agreement and acquiring the Warrants and (ii) independently evaluated the risks and merits of acquiring the Warrant and has independently determined that the Warrants are a suitable investment for it.

Section 4.6. Brokers or Finders. It has not engaged any brokers, finders or agents, or incurred, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement and the transactions contemplated hereby.

ARTICLE V

MISCELLANEOUS

Section 5.1. Survival of Representations and Warranties; Indemnification.

(a)	The representations and warranties of Borrower and the Lenders contained in or made pursuant to this Agreement shall continue in full force and effect until the indebtedness of Borrower under the Notes and all other obligations hereunder and thereunder have been paid in full.

(b)	Borrower hereby agrees to indemnify and hold harmless each Lender and, as applicable, its respective officers, directors, stockholders, agents and representatives from and against any and all claims, demands, losses, damages, expenses or liabilities (including reasonable attorneys’ fees) due to or arising out of a material breach of any representation, warranty or covenant provided, made or agreed to by Borrower hereunder or under the Note, the use or the proposed use of the proceeds thereof, the Acquisition, and any other transaction contemplated by this Agreement.

(c)	Each Lender hereby agrees to severally and not jointly indemnify and hold harmless Borrower and, as applicable, its officers, managers, directors, stockholders, members, agents and representatives from and against any and all claims, demands, losses, damages, expenses or liabilities (including reasonable attorneys’ fees) due to or arising out of a material breach of any representation, warranty or covenant provided, made or agreed to by it hereunder.

Section 5.2. Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns. Neither the Borrower nor any Lender may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.

Section 5.3. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

Section 5.4. Facsimile. A facsimile copy of an original written signature shall be deemed to have the same effect as an original written signature.

Section 5.5. Captions and Headings. The captions and headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 5.6. Notices. Unless otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement will be in writing and will be conclusively deemed to have been duly given (i) when hand delivered to the other party; (ii) upon receipt, when sent by facsimile to the number set forth below or email to the address set forth below; (iii) five business days after deposit in the U.S. mail, postage prepaid and addressed to the other party at the address set forth below; or (iv) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next business day delivery guaranteed. Each person making a communication hereunder by facsimile or email will promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile or email pursuant hereto but the absence of such confirmation will not affect the validity of any such communication. A party may change or supplement the addresses given below, or designate additional addresses for purposes of this Section 5.6, by giving the other party written notice of the new address in the manner set forth above.

If to Borrower:

Ladenburg Thalmann Financial Services Inc.
4400 Biscayne Blvd., 12th Floor
Miami, Florida 33137
Attention: Brian Heller, Senior Vice President – Business and Legal Affairs
Phone: (305) 572-4100
Facsimile:

If to a Lender, the address set forth on the signature page attached hereto.

Section 5.7. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Borrower and the Lenders.

Section 5.8. Enforceability; Severability. The parties hereto agree that each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law. If one or more provisions of this Agreement are nevertheless held to be prohibited, invalid or unenforceable under applicable law, such provision will be effective to the fullest extent possible excluding the terms affected by such prohibition, invalidity or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement. If the prohibition, invalidity or unenforceability referred to in the prior sentence requires such provision to be excluded from this Agreement in its entirety, the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

Section 5.9. Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of Florida.

Section 5.10. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF. EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND THAT MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE OTHER PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY FURTHER ACKNOWLEDGES AND AGREES THAT EACH HAS REVIEWED OR HAD THE OPPORTUNITY TO REVIEW THIS WAIVER WITH ITS RESPECTIVE LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 5.11. Further Assurances; Access. The Lenders and Borrower will from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may reasonably be required to effect the transactions contemplated by this Agreement. Upon reasonable written notice, Borrower shall afford the officers, employees and authorized agents and representatives of the Lenders reasonable access, during normal business hours, to the offices, properties, books, records and such additional financial and operating data and other information regarding the assets, goodwill and business of the Borrower as the Lenders may from time to time reasonably request.

Section 5.12. Entire Agreement. This Agreement and all exhibits hereto and thereto constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supercedes the Commitment Letter. No party will be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

Section 5.13. Delays or Omissions. No delay or omission to exercise any right power or remedy accruing to any party under this Agreement, or upon any breach or default of any other party under this Agreement, will impair any such right, power or remedy of such non-breaching or non-defaulting party nor will it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor will any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any provisions or conditions of this Agreement, must be in writing and will be effective only to the extent specifically set forth in such writing. Except as otherwise set forth herein, all remedies, either under this Agreement or by law or otherwise afforded to any party, will be cumulative and not alternative.

Section 5.14. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement shall not be construed to confer upon or give to any person other than the parties hereto and their respective permitted successors and assigns any benefits, rights or remedies under or by reason of, or any rights to enforce or cause the Company to enforce, the provisions of this Agreement.

Section 5.15. Equitable Relief. The parties hereto recognize that, if such party fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the other parties. Each party hereto therefore agrees that the other parties are entitled to seek temporary and permanent injunctive relief and any other equitable remedy a court of competent jurisdiction may deem appropriate in any such case.

Section 5.16. No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 5.17. Public Announcements. No public announcements shall be made by any party hereto relating to the transactions contemplated by this Agreement without the prior written consent of the Borrower and the Lenders, such consent not to be unreasonably withheld, except where required by applicable law; provided, however, that in the event of such a legally required disclosure, the disclosing party will consult with the other consenting party with respect to the text of such disclosure and will provide the other consenting party with a copy of the disclosure prior to its publication.

Section 5.18. Expenses. Each party shall bear its own costs and expenses in connection with the transactions contemplated hereby; provided, however, that the Borrower shall reimburse the Majority Holder for its reasonable out-of-pocket legal and accounting costs and expenses incurred in connection with this Agreement, including fees incurred by the Majority Lender in connection with tax analysis and structuring of the Loan, and any required filing fees to be made pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, arising out of this Agreement or the Warrants.

Section 5.19. Exhibits. All exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

Section 5.20. Interest. Anything in the Agreement or the Notes to the contrary notwithstanding, the Lenders shall not charge, take or receive, and Borrower shall not be obligated to pay, interest in excess of the maximum rate from time to time permitted by applicable law.

[Signatures begin on next page.]

IN WITNESS THEREOF, this Agreement has been executed by the undersigned as of the day, month and year first above written.

Ladenburg Thalmann Financial Services Inc.
By:	/s/ Richard J. Lampen
	Name:	Richard J. Lampen
	Title:	President and CEO

[COUNTERPART SIGNATURE PAGE TO LOAN AGREEMENT]

LENDER

[Lender Name]

By:	__________________________________
Name:
Title:
Commitment
	Amount:	$
Address:

Phone:
Facsimile: